UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

NF ENERGY SAVING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District Shenyang, P.R. China		110015
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Appointment of Certain Officers;

The Board of Directors announces that it appointed Mrs. Zhang Tingting  as the Company’s new Chief Financial Officer.

Family relationship: Mrs. Zhang Tingting is a first cousin of the Company’s controlling shareholder, Mr. Yongquan Bi.

No compensation arrangement has been resolved at this time.

Zhang Tingting (37) has been in the financial management business for 14 years, with 11 years of experience as a finance manager and 6 years as a financial controller. From 2008 to 2012, Mrs. Tingting was the financial manager of Dalian Xinjuhui Automobile Sales Co., Ltd. From 2013 to 2016, Mrs. Zhang Tingting was the deputy Director of Finance, Dalian Changjin Materials Co., Ltd. From 2016 to present, Mrs. Zhang Tingting was the Financial Officer of Boqi Xinhai Group. Mrs. Tingting holds a B.A. degree from Dalian University.

In addition, the Board announces the current composition of its Board committees, reflecting recent changes due to the change in the controlling shareholder. All the members are independent directors for NASDAQ corporate governance purposes.

Committee	Chair	Members
Audit Committee	Mia Kuang Ching	Changquing Yan & Fengsheng Tan
Nominating Committee	Fengsheng Tan	Mia Kuang Ching & Ju Li
Compensation Committee	Changqing Yan	Fengsheng Tan & Ju Li

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION

Date: March 5, 2019	By:	/s/ Yongquan Bi
Yongquan Bi
Chief Executive Officer

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